Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement, dated as of April 26, 2019 (this “Agreement”), is made and entered into by and among Charlie’s Chalk Dust, LLC, a Delaware limited liability company (“CCD” or the “Company”), the Class A Members, Class B Members, and holders of existing warrants of CCD executing this Agreement (each a “Member” and collectively, “Members”), and the Direct Investor signatories to this Agreement, on the one hand; and True Drink Holdings, Inc., a Nevada corporation (“Pubco”), on the other hand.

RECITALS

WHEREAS, on April 19, 2019, the Board of Directors of Pubco adopted resolutions approving Pubco’s acquisition of the equity interests of CCD held by the Members by means of a share exchange with the Members (the “Exchange”), and the direct offer, sale and issuance of Pubco securities to the purchasers set forth on the signature page hereto (“Direct Investors”), each upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Members own all of the outstanding equity interests of CCD as set forth on Schedule A, consisting of Class A Membership Interests (the “CAMI”), Class B Membership Interests (the “CBMI”) and warrants to purchase membership interests (the “CCD Warrants”; together with the CAMI and CBMI, the “CCD Equity Interests”);

WHEREAS, upon consummation of the transactions contemplated by this Agreement and subject to the terms hereof, (i) CCD will become a 100% wholly-owned subsidiary of Pubco, (ii) the CCD Equity Interests will be exchanged for Series A Preferred Stock, Series B Preferred Stock, (iii) the CCD Warrants will be exchanged for Issuable Warrants, as defined in Section 1.1(d) below, and (iv) Pubco will sell, and the Direct Investors will purchase, shares of Pubco Common Stock, Series A Preferred Stock and Issuable Warrants, as set forth on Schedule B (the “Private Issuance”); and

WHEREAS, it is intended that the terms and conditions of this Agreement as it relates to the Exchange comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations corresponding thereto, so that the Exchange shall qualify as a tax free reorganization under the Code, and it is intended that this share exchange transaction and Private Issuance shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1
THE EXCHANGE AND PRIVATE ISSUANCE

1.1           The Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The Members will sell, convey, assign, transfer to Pubco certificates representing the CCD Equity Interests held by the Members, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of CCD.

(b) In exchange for the CAMI, Pubco shall issue to the Members holding the CAMI shares of Pubco Series A Preferred Stock, Pubco Common Stock and/or Series B Preferred Stock, each as more particularly set forth on Schedule B (the “CAMI Shares”).

(c) In exchange for the CBMI, Pubco shall issue to the Members holding the CBMI shares of Pubco Series B Preferred Stock as set forth on Schedule B (the “CBMI Shares” and together with the CAMI Shares and, as applicable and unless the context otherwise requires, the shares of Pubco Common Stock and Series A Preferred Stock issuable to the Direct Investors as set forth in Section 1.2 below, the “Issuable Shares”).

(d) The Members owning CCD Warrants (the “Warrantholders”) will sell, convey, assign and transfer to Pubco their respective CCD Warrants. In exchange for the CCD Warrants, Pubco shall issue to the Warrantholders on a pro rata basis warrants, substantially in the form of Exhibit C annexed hereto (the “Issuable Warrants”), to purchase an aggregate number of shares of Pubco Common Stock as set forth on Schedule B.

1.2           The Private Issuance.

(a)           Upon the terms and subject to the conditions hereof, at the Closing, Pubco shall sell and issue, as set forth in Section 1.3 below, and the Direct Investors shall purchase, that number of shares of Pubco Common Stock, Issuable Warrants and Series A Preferred as set forth on Schedule B, for and in consideration for the payment to the Escrow Agent, as defined in Section 1.2 below, by wire transfer of immediately available funds, the amount set forth in Schedule B (the “Direct Funds”).

(b)           The Direct Funds shall be deposited with Delaware Trust Company, a Delaware corporation, as escrow agent in connection with the investment by the Members in the Company (the “Escrow Agent”), pursuant to an Escrow Agreement dated as of February 15, 2019, as amended dated April __, 2019 (the “Escrow Agreement”). Pubco and the Direct Investors acknowledge and agree that the Direct Funds shall be released by the Escrow Agent to Pubco according to the terms of the Escrow Agreement, which release is conditioned on the satisfaction of the conditions to Closing set forth in Section 7.1 of this Agreement.

1.2           Closing Date. The closing of the Exchange and Private Issuance (the “Closing”) shall take place on April __, 2019 or as soon as practicable after the satisfaction or waiver of the conditions to Closing set forth in Article 7, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3           Surrender, Exchange and Issuance of Securities.

(a)           At the Closing, (i) Pubco shall deliver irrevocable instructions to Corporate Stock Transfer, Pubco’s transfer agent (the “Exchange Agent”), or such other person as the parties shall jointly designate in writing, to issue to each Member and Direct Investor, as the case may be, certificates representing the Issuable Shares and Issuable Warrants (collectively, “Issuable Securities”) registered in the names of the Members or Direct Investors, as the case may be, and for the number and kind of Issuable Securities set forth on Schedule B hereto and (ii) the CCD Equity Interests owned by such Member as set forth on Schedule A shall terminate and be of no further force and effect.

(b)           Within two weeks after the Closing, the Exchange Agent shall deliver (i) the Issuable Securities to the Members, or Direct Investors, as the case may be (or their transferees, if any), and (ii) the CCD Equity Interests to Pubco.

(c)           Pending release by the Exchange Agent of the Issuable Securities and CCD Equity Interests in accordance with the terms of this Agreement, (i) the registered owners of the Issuable Securities shall be entitled to exercise all voting and other rights of ownership with respect to the Issuable Securities and Pubco shall be entitled to exercise all voting and other rights of ownership with respect to the CCD Equity Interests, and (ii) the registered owners of the CCD Warrants shall not be permitted to exercise, convert or enforce the same.

1.4           Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Members, CCD, Direct Investors and/or Pubco (as applicable) shall take all such lawful and necessary action.

1.5           Certain Definitions. The following capitalized terms as used in this Agreement shall have the respective definitions:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Best Knowledge” means the actual knowledge, after due investigation and inquiry, of the officers, directors or advisors of the referenced party.

“Common Stock Equivalents” means any securities of Pubco or of any subsidiary of Pubco which would entitle the holder thereof to acquire at any time Pubco Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Pubco Common Stock.

“Contract” means any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor law and the regulations and rules issued pursuant to that act or any successor law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government which shall include, without limitation, the SEC and FINRA.

“Knowledge” means the actual knowledge of the officers, directors or advisors of the referenced party.

“Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an adverse effect on either referenced party or the combined entity resulting from the consummation of the transaction contemplated by this Agreement, or on the financial condition, results of operations or business, before or after the consummation of the transaction contemplated in this Agreement, which as a whole is or would be considered material to either referenced party.

“Person” means any individual, corporation, partnership, joint venture, trust, business association, organization, governmental authority or other entity.

“Preferred Stock” shall mean all classes of preferred stock for which the Pubco has filed a certificate of designation with the State of Nevada.

"Pubco Common Stock" shall mean common stock, par value $0.001 of Pubco.

“Registrable Securities” shall mean Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities & Exchange Commission.

“Series A Certificate of Designation” shall mean Pubco’s Certificate of Designation of Series A Convertible Preferred Stock, par value $0.001, annexed as Exhibit A hereto.

“Series A Preferred Stock” shall mean Pubco’s Series A Convertible Preferred Stock issued pursuant to the Series A Certificate of Designation.

“Series B Certificate of Designation” shall mean Pubco’s Certificate of Designation of Series B Convertible Preferred Stock, par value $0.001, annexed as Exhibit B hereto.

“Series B Preferred Stock” shall mean Pubco’s Series B Convertible Preferred Stock issued pursuant to the Series B Certificate of Designation.

“Tax Returns” means all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes.

“Tax” or “Taxes” means any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which Pubco Common Stock is listed or quoted for trading on the date in question: the NYSE American LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX or OTC Pink Marketplace operated or maintained by the OTC Markets Group, Inc. or the OTC Bulletin Board.

“Transaction” means the transactions contemplated by this Agreement, including the Exchange and Private Issuance.

“Underlying Shares” means the Pubco Common Stock or other securities of Pubco issuable upon conversion of the Series A Preferred and Series B Preferred, and exercise of the Issuable Warrants.

“United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

1.6           Tax Consequences. It is intended that the terms and conditions of this Agreement as the same relate to the Exchange comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Code and the regulations corresponding thereto, so that the Exchange shall qualify as a tax-free reorganization under the Code. Each party hereto is required to obtain his or its own tax advice with respect to the tax nature of the Transaction.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF CCD

Except as otherwise disclosed herein or in the CCD disclosure schedule attached hereto, CCD hereby represents and warrants to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

2.1           Organization. CCD has been duly formed, validly exists as a limited liability company, and is in good standing under the laws of its jurisdiction of formation and has the requisite power to carry on its business as now conducted.

2.2           Capitalization. The authorized equity interests of CCD are as set forth on Schedule A. All of the issued and outstanding shares of equity interests of CCD, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and were issued free of preemptive rights. There are no voting trusts or any other agreements or understandings with respect to the voting of CCD’s equity interests. Except for the CCD Warrants, there are no authorized or outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character by which CCD is obligated to issue, deliver or sell, or cause to be issued, delivered or sold, any equity interests or other securities of CCD. There are no outstanding contractual obligations (contingent or otherwise) of CCD to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, CCD.

2.3           Certain Matters. CCD is duly qualified to do business in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on CCD’s financial condition, results of operations or business. CCD has full power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4           Authority. CCD has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by CCD have been duly authorized by CCD’s Manager and no other actions on the part of CCD are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CCD and constitutes a valid and binding agreement, enforceable against CCD in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.5           Consents and Approvals; No Violations. Except for applicable requirements, if any, of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by CCD of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by CCD nor the consummation by CCD of the transactions contemplated hereby, nor compliance by CCD with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or bylaws of CCD, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract, agreement or other instrument or obligation to which CCD is a party or by which any of CCD’s properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CCD or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to CCD taken as a whole.

2.6           Financial Statements. CCD has delivered to Pubco audited balance sheet of CCD, as of December 31, 2017 and 2018 (the “CCD Accounting Date”), and the related audited statements of income or operations and cash flows of CCD for the two years ending as of the CCD Accounting Date (collectively, the “CCD Financial Statements”). Except as set forth on Schedule 2.6, the CCD Financial Statements fairly present in all material respects the financial condition and operating results of CCD as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the CCD Financial Statements or in Schedule 2.6, CCD has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the CCD Accounting Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; which, in all such cases, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

2.7           Intellectual Property. CCD owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct its business as presently conducted, the absence of which would be considered reasonably likely to result in a Material Adverse Effect.

2.8           Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of CCD, threatened against CCD or any of its officers or directors in their capacity as such, or any of its properties or businesses, and CCD has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. CCD is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. CCD has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which CCD has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of CCD, threatened by or against CCD with respect to this Agreement, or in connection with the transactions contemplated hereby, and CCD has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

2.9           Legal Compliance. To the Best Knowledge of CCD, no claim has been filed against CCD alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. CCD holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of CCD’s business as presently conducted.

2.10           Material Changes. Except as disclosed on Schedule 2.10, since the CCD Accounting Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) CCD has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) Liabilities not required to be reflected in the CCD Financial Statements, (iii) CCD has not altered its method of accounting, (iv) CCD has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) CCD has not issued any equity securities to any officer, director or Affiliate.

2.11           Labor Relations. No labor dispute exists or, to the Knowledge of CCD, is imminent with respect to any of the employees of CCD which could reasonably be expected to result in a Material Adverse Effect. None of CCD’s employees is a member of a union that relates to such employee’s relationship with CCD, and CCD is not a party to a collective bargaining agreement, and CCD believes that its relationships with its employees is good. No executive officer, to the Knowledge of CCD, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject CCD to any liability with respect to any of the foregoing matters. CCD is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.12           Title to Assets. CCD has good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of CCD, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by CCD and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by CCD is held by CCD under valid, subsisting and enforceable leases with which CCD is in compliance.

2.13           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by CCD to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.14           Registration Rights. No Person has any right to cause CCD (or any successor) to effect the registration under the Securities Act of any securities of CCD (or any successor).

2.15           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, CCD has timely filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and CCD has no Knowledge of a tax deficiency which has been asserted or threatened against CCD.

2.16           No General Solicitation. Neither CCD nor any person acting on behalf of CCD has offered or sold securities in connection herewith by any form of general solicitation or general advertising.

2.17           Foreign Corrupt Practices. Neither CCD, nor to the Knowledge of CCD, any agent or other person acting on behalf of CCD, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by CCD (or made by any person acting on its behalf of which CCD is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).

2.18           Minute Books. The minute books of CCD have, to the extent and for the periods requested by Pubco, been made available to Pubco and contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders of CCD for the periods requested.

2.19           Employee Benefits. CCD has no (and for the two years preceding the date hereof has had no) plans which are subject to ERISA.

2.20           Money Laundering Laws. The operations of CCD are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving CCD with respect to the Money Laundering Laws is pending or, to the Knowledge of CCD, threatened.

2.21           Disclosure. The representations and warranties and statements of fact made by CCD in this Agreement, and all statements set forth in the certificates delivered by CCD at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by CCD pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of CCD in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS AND DIRECT INVESTORS

Except as otherwise disclosed herein or in the Member and Direct Investor disclosure schedules attached hereto, each Member and Direct Investor, as the case may be as set forth below, severally represents and warrants to Pubco as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

3.1           Ownership of the CCD Equity Interests. The Member owns, beneficially and of record, good and marketable title to the CCD Equity Interests set forth opposite such Member’s name in Schedule 3.1 hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or voting agreements. The Member represents that, except for such CCD Equity Interests, he has no right or claim whatsoever to any equity interests of CCD and owns no options, warrants or other instruments entitling him to exercise or purchase or convert into equity interests of CCD. At the Closing, the Member will convey to Pubco good and marketable title to the CCD Equity Interests, free and clear of any and all security interests, liens, adverse claims, encumbrances, equities, proxies, options, members’ agreements or restrictions. Other than the CCD Equity Interests set forth in Schedule 3.1 hereto, no other equity interests in CCD are issued and outstanding, and there are no additional members of CCD.

3.2           Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by such Member or Direct Investor and constitutes a valid and binding agreement of such person, enforceable against such Member or Direct Investor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3           Acquisition of Restricted Securities for Investment. Such Member or Direct Investor acknowledges that the Issuable Securities and Underlying Shares will not be registered pursuant to the Securities Act or any applicable state securities laws, that the Issuable Securities and Underlying Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Issuable Securities and Underlying Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, such Member or Direct Investor is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Further, such Member or Direct Investor acknowledges and agrees that:

(a)           Such Member or Direct Investor will be acquiring the Issuable Securities and Underlying Shares for investment, for such person’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such person has no present intention of selling, granting any participation in, or otherwise distributing the same. The foregoing shall not be deemed to preclude an intention to transfer Issuable Securities or Underlying Shares to family members for no consideration. Such Member or Direct Investor further represents that he, she or it does not have any Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Issuable Securities or Underlying Shares.

(b)           Such Member or Direct Investor understands that the Issuable Securities and Underlying Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and or Regulation D promulgated under the Securities Act, and that Pubco’s reliance on such exemption is predicated on such Member’s or Direct Investor’s representations set forth herein.

3.4           Status of Member and Direct Investor. Such Member or Direct Investor is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, an excerpt of which is included in the attached Annex A, and such person is not acquiring the Issuable Securities or Underlying Shares as a result of any advertisement, article, notice or other communication regarding the Issuable Securities and Underlying Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement or, to such Member's or Direct Investor's knowledge, general solicitation.

3.5           Investment Risk. Such Member or Direct Investor is able to bear the economic risk of acquiring the Issuable Securities and Underlying Shares pursuant to the terms of this Agreement, including a complete loss of such person’s investment in the Issuable Securities and Underlying Shares.

3.6           Restrictive Legends.

(a)           Such Member or Direct Investor acknowledges that the certificate(s) representing the Issuable Securities and Underlying Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(b)           Notwithstanding Section 3.6(a), upon the written request of a Direct Investor, any legend (including the legend set forth in Section 3.6(a) hereof) on the Issuable Shares held by such Direct Investor may be removed (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Issuable Shares pursuant to Rule 144, (iii) if such Issuable Shares are eligible for sale under Rule 144 without the requirement to be in compliance with Rule 144(c)(1), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), subject in the case of clauses (ii), (iii) and (iv) to receipt from the Direct Investor by Pubco of customary representations reasonably acceptable to Pubco in connection with such request. Upon such request, the Pubco shall (A) deliver to its transfer agent irrevocable instructions to remove the legend, and (B) cause its counsel to deliver to is transfer agent one or more legal opinions to the effect that the removal of such legend in such circumstances may be effected under the Securities Act if required by its transfer agent, or requested by a Direct Investor, to effect the removal of the legend in accordance with the provisions of this Agreement. Pubco agrees that following the effective date of a registration statement covering the resale of the Issuable Shares or at such time as such legend is no longer required under this Section 3.6(b), it will, no later than two Trading Days following the delivery by a Direct Investor to Pubco or its transfer agent of a request for legend removal and in the case of Issuable Shares evidenced by a physical certificate, the delivery of the physical certificate, and if relying on Rule 144, receipt from the Direct Investor of customary representations reasonably acceptable to the Pubco in connection therewith (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor, as may be requested by the Direct Investor, a certificate or book-entry position evidencing such Issuable Shares that is free from all restrictive and other legends or by crediting the account of the Direct Investor’s or its designee’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if Pubco or Pubco's transfer agent is then a participant in such system. Pubco may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 3.6(a).

(c)           If Pubco fails to deliver any such Issuable Shares free from all restrictive legends on or before the applicable Legend Removal Date and if after the Legend Removal Date, due to Pubco's continuing failure to deliver such Issuable Shares, such Direct Investor purchases (in an open market transaction or otherwise) shares of Pubco Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the Issuable Shares anticipated receiving from Pubco without any restrictive legend, then Pubco shall pay in cash to the Direct Investor in an amount equal to the excess of such Direct Investor’s total purchase price (including brokerage commissions, if any) for the shares of Pubco Common Stock so purchased (the “Buy-In Price”) over the product of (A) such number of shares of Pubco Common Stock that Pubco was required to deliver to such Direct Investor by the Legend Removal Date multiplied by (B) any closing sale price of the Pubco Common Stock selected by the Direct Investor on any Trading Day during the period commencing on the date of the delivery by such Direct Investor to Pubco such shares of Pubco Common Stock and ending on the date of such delivery and payment under this Section 3.6(c).

(d)           Each Direct Investor, severally and not jointly with the other Direct Investors, agrees with Pubco (i) that such Direct Investor will sell any Issuable Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if Issuable Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, (iii) that if, after the effective date of the registration statement covering the resale of the Issuable Shares, such registration statement ceases to be effective and Pubco has provided notice to such Direct Investor to that effect, such Direct Investor will sell Issuable Shares only in compliance with an exemption from the registration requirements of the Securities Act; and acknowledges that the removal of the restrictive legend from the Issuable Shares due to the effectiveness of a registration statement as set forth in Section 3.6(b) is predicated upon Pubco's reliance upon this Agreement.

(e)           At any time during the period commencing on the six (6) month anniversary of the Closing Date and ending at such time that all of the Issuable Shares and Underlying Shares, if a registration statement is not available for the resale of all of the Underlying Shares, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if Pubco shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if Pubco has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and Pubco shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a "Public Information Failure"), then, as partial relief for the damages to any Direct Investor by reason of any such delay in or reduction of its ability to sell the Issuable Shares and Underlying Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), Pubco shall pay to each such Direct Investor an amount in cash equal to two percent (2.0%) of the aggregate Direct Funds of such Direct Investor on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a Direct Investor from selling such Issuable Securities and Underlying Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 3.6(e) are referred to herein as "Public Information Failure Payments." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event Pubco fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.

3.7           Disclosure. The representations and warranties and statements of fact made by such Member or Direct Investor in this Agreement, and all statements set forth in the certificates delivered by such person at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents, if any, furnished by such Member or Direct Investor pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

3.8           No Disqualification Events. Such Member or Direct Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). CCD has exercised reasonable care to determine whether such person is subject to a Disqualification Event.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco hereby represents and warrants to CCD and each Member and Direct Investor as of the date hereof and as of the Closing Date (unless otherwise indicated, or in the Pubco disclosure schedule attached hereto), as follows:

4.1           Organization and Qualification. Pubco is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Pubco is not in violation or default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents (collectively the “Charter Documents”). Pubco is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2           Authorization; Enforcement. Pubco has the requisite corporate power and authority to enter into and to consummate this Agreement and the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by Pubco and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Pubco and no further action is required by Pubco, the Board of Directors or Pubco’s stockholders in connection therewith other than in connection with the Required Approvals, as defined in Section 4.4. The Transaction Documents have been (or upon delivery will have been) duly executed by Pubco and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of Pubco enforceable against Pubco in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law (the exceptions referenced in the preceding clauses “(i)” through “(iii)”, the “Enforceability Exceptions”).

4.3           No Conflicts. The execution, delivery and performance by Pubco of the Transaction Documents and the consummation by Pubco of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of Pubco’s certificate or articles of incorporation, bylaws or other organizational or charter documents (including the certificates of designation for the Preferred Stock), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pubco, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pubco debt or otherwise) or other understanding to which Pubco is a party or by which any property or asset of Pubco is bound or affected, or (iii) subject to the Required Approvals, as defined by Section 4.4, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Pubco is subject (including federal and state securities laws and regulations), or by which any property or asset of Pubco is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

4.4           Filings, Consents and Approvals. Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Pubco of this Agreement and the other Transaction Documents, other than the filing of Current Report(s) on Form 8-K with the SEC and such filings as are required to be made under applicable federal and state securities laws relating to the offer and sale of securities (collectively, the “Required Approvals”).

4.5            The Issuable Securities and Underlying Shares. The Issuable Shares are duly authorized and, when issued and acquired in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement. The Issuable Warrants are duly authorized and, when issued and acquired in accordance with this Agreement, will constitute the valid and binding obligations of Pubco enforceable against Pubco in accordance with their respective terms subject, in the case of enforceability, to the Enforceability Exceptions. Except as set forth on Schedule 4.5, the Underlying Shares are duly authorized and reserved and, when issued and acquired in accordance with the terms of the Issuable Securities, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed on or by Pubco other than restrictions on transfer provided for in this Agreement or the Issuable Securities.

4.6           Capitalization. The capitalization of Pubco is as set forth on Schedule 4.6, which Schedule 4.6 shall also include the number of shares of Pubco Common Stock owned beneficially, and of record, by Affiliates of Pubco as of the date hereof, if any. Other than as set forth in Schedule 4.6, Pubco has no authorized or issued shares of any class of capital stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth on Schedule 4.6, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Pubco Common Stock, or Contracts, commitments, understandings or arrangements by which Pubco or any subsidiary of Pubco is or may become bound to issue additional shares of Pubco Common Stock or Common Stock Equivalents. Schedule 4.6 contains the terms of any Common Stock Equivalents, including conversion and exercise prices, maturity or termination dates, anti-dilution and reset provisions. The issuance of the Issuable Securities will not obligate Pubco to issue shares of Pubco Common Stock or other securities to any Person and will not result in a right of any holder of Pubco securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 4.6, all of the outstanding shares of capital stock of Pubco are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or Pubco’s board of directors is required for the issuance of the Issuable Securities or Underlying Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Pubco’s capital stock to which Pubco is a party or, to the Knowledge of Pubco, between or among any of Pubco’s stockholders.

4.7           SEC Reports; Financial Statements; No Shell.

(a) Except as set forth on Schedule 4.7 hereto, Pubco has filed all reports, schedules, forms, statements and other documents required to be filed by Pubco under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2017 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”, and the SEC Reports set forth on Schedule 4.7 hereto being collectively referred to herein as the “Delinquent SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Pubco included in the SEC Reports (“SEC Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b) The SEC Financial Statements fairly present in all material respects the financial condition and operating results of Pubco as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.

(c) Pubco is not, and at all times since June 2003, Pubco has not been, a “shell” company within the meaning of applicable SEC rules. Pubco makes no representations as to its “shell company” status prior to such date.

(d) To Pubco’s knowledge, it will be able to comply with the registration requirements of a registration rights agreement to be entered into as of the Closing among Pubco and the Members and Direct Investors (the “Registration Rights Agreement”).

4.8           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed five days prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Pubco has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Pubco’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Pubco has not altered its method of accounting, (iv) Pubco has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Pubco has not issued any equity securities to any officer, director or Affiliate. Pubco does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Issuable Securities contemplated by this Agreement or as set forth on Schedule 4.8, no event, liability or development has occurred or exists with respect to Pubco or any subsidiary of Pubco or their respective business, properties, operations or financial condition, that would be required to be disclosed by Pubco under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

4.9           Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Best Knowledge of Pubco, threatened against Pubco or any of its officers or directors in their capacity as such, or any of its properties or businesses, and Pubco has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Pubco is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Pubco has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Pubco has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Best Knowledge of Pubco, threatened by or against Pubco with respect to this Agreement, or in connection with the transactions contemplated hereby, and Pubco has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.10           Labor Relations. No labor dispute exists or, to the Knowledge of Pubco, is imminent with respect to any of the employees of Pubco which could reasonably be expected to result in a Material Adverse Effect. None of Pubco’s employees is a member of a union that relates to such employee’s relationship with Pubco, and Pubco is not a party to a collective bargaining agreement, and Pubco believes that its relationships with their employees are good. No executive officer, to the Knowledge of Pubco, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Pubco to any liability with respect to any of the foregoing matters. Pubco is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11           Compliance. To the Knowledge of Pubco, Pubco: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pubco under), nor has Pubco received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) except for the failure to file the Delinquent SEC Reports, is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

4.12           Regulatory Permits. Pubco possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and Pubco has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

4.13           Title to Assets. Pubco has good and marketable title in all personal property owned by it that is material to the business of Pubco, free and clear of all Liens, except for Liens disclosed on Schedule 4.13 or that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Pubco and Liens for the payment of Taxes, the payment of which is neither delinquent nor subject to penalties. Pubco does not own any real property. Any real property and facilities held under lease by Pubco are held by Pubco under valid, subsisting and enforceable leases with which Pubco is in compliance.

4.14           Patents and Trademarks. Pubco has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights described on Schedule 4.14 (collectively, the “Pubco Intellectual Property Rights”). Other than the Pubco Intellectual Property Rights, there are no intellectual property or similar rights necessary or material for use in connection with Pubco’s business and which the failure to so have could have a Material Adverse Effect. Pubco has not received a notice (written or otherwise) that any of the Pubco Intellectual Property Rights used by Pubco violates or infringes upon the rights of any Person. To the Knowledge of Pubco, all such Pubco Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Pubco has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15           Transactions with Affiliates and Employees. Except as set forth on Schedule 4.15, none of the officers or directors of Pubco and, to the Knowledge of Pubco, none of the employees of Pubco is presently a party to any transaction with Pubco (other than for services as employees, officers and directors), including any Contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Pubco, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 individually or $25,000 in the aggregate, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Pubco and (iii) other employee benefits.

4.16           Sarbanes-Oxley; Internal Accounting Controls. Pubco is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Pubco has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Pubco and designed such disclosure controls and procedures to ensure that information required to be disclosed by Pubco in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Pubco’s certifying officers have evaluated the effectiveness of Pubco’s disclosure controls and procedures as of the end of the period covered by Pubco’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Pubco presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in Pubco’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, Pubco’s internal control over financial reporting.

4.17           Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

4.18           Issuance of Issuable Securities and Underlying Shares. Assuming the accuracy of the Members’ and Direct Investors’ representations and warranties set forth in Article 3, no registration under the Securities Act is required for the offer and issuance of the Issuable Securities and Underlying Shares by Pubco as contemplated hereby. The issuance of the Issuable Securities and Underlying Shares hereunder does not contravene the rules and regulations of the applicable Trading Market.

4.19           Investment Company. Pubco is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.20           Listing and Maintenance Requirements. Pubco Common Stock is currently quoted on the OTC Pink Marketplace under the symbol “TRUU”. Except as set forth on Schedule 4.20, Pubco is presently in compliance with all such quoting, listing and maintenance requirements of the OTC Pink Marketplace.

4.21           Application of Takeover Protections. Pubco has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s articles of incorporation or the laws of Nevada that is or could become applicable to a Member as a result of a Member and Pubco fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of Pubco’s issuance of the Issuable Securities and Underlying Shares and the Members’ and Direct Investors’ ownership of the Issuable Securities and Underlying Shares.

4.22           No Integrated Offering. To the Knowledge of Pubco, and assuming the accuracy of the Members’ and Direct Investors’ representations and warranties set forth in Article 3, neither Pubco, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Issuable Securities or Underlying Shares to be integrated with prior offerings by Pubco for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable member approval provisions of any Trading Market on which any of the securities of Pubco are listed or designated.

4.23           Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, Pubco has filed all necessary Tax Returns and has paid or accrued all Taxes shown as due thereon, and Pubco has no knowledge of a tax deficiency which has been asserted or threatened against Pubco.

4.24           No General Solicitation. Neither Pubco nor any person acting on behalf of Pubco has offered or sold any of the Issuable Securities by any form of general solicitation or general advertising.

4.25           Foreign Corrupt Practices. Neither Pubco, nor to the Knowledge of Pubco, any agent or other person acting on behalf of Pubco, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Pubco (or made by any person acting on its behalf of which Pubco is aware) which is in violation of law or (iv) violated in any material respect any provision of the FCPA.

4.26           Transfer Agent. Pubco’s transfer agent is Corporate Stock Transfer. Such transfer agent is eligible to transfer securities via Depository Trust Company (“DTC”) and Deposit Withdrawal Agent Commission (“DWAC”).

4.27           No Disagreements with Accountants and Lawyers. To the Knowledge of Pubco, there are no disagreements of any kind, including but not limited to any disagreements regarding fees owed for services rendered, presently existing, or reasonably anticipated by Pubco to arise, between Pubco and the accountants and lawyers formerly or presently employed by Pubco which could affect Pubco’s ability to perform any of its obligations under this Agreement, and Pubco is current with respect to any fees owed to its accountants and lawyers.

4.28           Regulation M Compliance. Pubco has not, and to the Knowledge of Pubco, no one acting on behalf of Pubco has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Pubco to facilitate the sale or resale of any of the Issuable Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of Pubco, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of Pubco.

4.29           Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the Best Knowledge of Pubco, threatened.

4.30           Minute Books. The minute books of Pubco have, to the extent and for the periods requested by CCD, the Members and Direct Investors, been made available to CCD, the Members and Direct Investors contain a complete summary of all meetings and written consents in lieu of meetings of directors and stockholders for the periods requested.

4.31           Employee Benefits. Pubco has not (nor for the two years preceding the date hereof has) had any plans which are subject to ERISA. All existing Employment Agreements of Pubco will be terminated at the Closing Date.

4.32           Business Records and Due Diligence. Prior to the Closing, Pubco shall have delivered to CCD all records and documents relating to Pubco, which Pubco possesses, including, without limitation, books, records, government filings, Tax Returns, Charter Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and stockholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with Pubco which have been requested in writing by CCD.

4.33           Contracts. Except as set forth in Schedule 4.33, there are no Contracts (i) that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Pubco taken as a whole or (ii) that involve the payment to or by Pubco of money in excess of $10,000 for any individual Contract or $25,000 in the aggregate. Except as set forth in Schedule 4.33, Pubco is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.34           No Undisclosed Liabilities. Except as disclosed in Schedule 4.34 or the latest balance sheet included in the Pubco Financial Statements, Pubco has no Liabilities whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise. Pubco represents that at the date of Closing, Pubco shall have no Liabilities or obligations whatsoever, either direct or indirect, matured or un-matured, accrued, absolute, contingent or otherwise.

4.35           No SEC or FINRA Inquiries. To the Knowledge of Pubco, neither Pubco nor any of its present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or FINRA.

4.36           Disclosure. The representations and warranties and statements of fact made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to CCD or its representatives by or on behalf of Pubco in connection with this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE 5
INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

5.1           Indemnification.

(a)           Subject to the provisions of this Article 5, and irrespective of any due diligence investigation conducted by CCD, the Members or Direct Investors with regard to the transactions contemplated hereby, Pubco agrees to indemnify fully in respect of, hold harmless and defend CCD, the Members and Direct Investors, and each of the officers, agents and directors of CCD and/or the Members and Direct Investors against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Pubco in this Agreement.

(b)           Subject to the provisions of this Article 5, CCD and each Member agrees to indemnify fully in respect of, hold harmless and defend Pubco and each of its officers, agents and directors against any Claims to which they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by CCD and/or any Member and in this Agreement; provided that CCD shall have no responsibility hereunder except for representations, warranties, covenants or conditions made by it and no Member have any responsibility hereunder except for representations, warranties, covenants or conditions made by it; and further provided that the liability of any Member shall not exceed the value on the Closing Date of the consideration received by it hereunder.

5.2           Survival of Representations and Warranties. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by Pubco, CCD and the Members and Direct Investors under this Agreement shall survive the date hereof for a period of forty-eight (48) months from and after the Closing Date (the last day of such period is herein referred to as the “Expiration Date”), except that any written claim for breach thereof made and delivered prior to the Expiration Date to the party against whom such indemnification is sought shall survive thereafter and, as to any such claim, such applicable expiration will not effect the rights to indemnification of the party making such claim; provided, however, that any representations and warranties that were fraudulently made shall not expire on the Expiration Date and shall survive indefinitely and claims with respect to fraud by Pubco, CCD, the Members or Direct Investors must be made at any time, as long as such claim is made within a reasonable period of time after discovery by the claiming party.

5.3           Method of Asserting Claims, Etc. The party claiming indemnification is hereinafter referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as the “Indemnifying Party.” All Claims for indemnification by any Indemnified Party under this Article 5 shall be asserted as follows:

(a)           In the event that any Claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within ten (10) business days from the date upon which the Indemnified Party has Knowledge of such Claim, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim or demand) (the “Claim Notice”). The Indemnified Party’s failure to so notify the Indemnifying Party in accordance with the provisions of this Agreement shall not relieve the Indemnifying Party of liability hereunder unless such failure materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party shall have 30 days from the giving of the Claim Notice (the “Notice Period”) to notify the Indemnified Party: (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such Claim or demand, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Claims or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which he shall deem necessary or appropriate to protect his interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that he, she or it does not dispute liability for indemnification under this Article 5 and that such person desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by him to a final conclusion. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party (a “Material Conflict”). If requested by the Indemnifying Party and there is no Material Conflict, the Indemnified Party agrees to cooperate with the Indemnifying Party and his, her or its counsel in contesting any Claim or demand which the Indemnifying Party elects to contest or, if appropriate and related to the Claim in question, in making any Counterclaim against the person asserting the third party Claim or demand, or any cross-complaint against any person. No Claim for which indemnity is sought hereunder and for which the Indemnifying Party has acknowledged liability for indemnification under this Article 5 may be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(b)           In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder which does not involve a Claim or demand being asserted against or sought to be collected from him by a third party, the Indemnified Party shall give a Claim Notice with respect to such Claim to the Indemnifying Party. If, after receipt of a Claim Notice, the Indemnifying Party does not notify the Indemnified Party within the Notice Period that he, she or it disputes such Claim, then the Indemnifying Party shall be deemed to have admitted liability for such Claim in the amount set forth in the Claim Notice.

(c)           The Indemnifying Party shall be given the opportunity to defend the respective Claim.

ARTICLE 6
COVENANTS OF THE PARTIES

6.1           Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of CCD and Pubco as each party may request. In order that each party may have the full opportunity to do so, the Member and/or Direct Investor shall furnish each party and its representatives during such period with all such information concerning the affairs of CCD or Pubco as each party or its representatives may reasonably request and cause CCD or Pubco and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2           Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and Private Issuance, and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of CCD and the Members or Direct Investors on the one hand and Pubco on the other hand. Without the prior written consent of CCD, the Members, Direct Investors or Pubco, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4           Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or member thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a Material Adverse Effect.

6.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6           Officers and Directors. Effective on the Closing, Pubco shall cause (i) the Board of Directors of Pubco and the officers of Pubco to be the individuals identified on Schedule 6.6 hereto.

6.7           Confidentiality; Access to Information.

(a)           Confidentiality. Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b)           Access to Information.

(i) CCD will afford Pubco and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of CCD during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of CCD, as Pubco may reasonably request. No information or Knowledge obtained by Pubco in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) Pubco will afford CCD and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Pubco during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Pubco, as CCD may reasonably request. No information or knowledge obtained by CCD in any investigation pursuant to this Section 6.7(b) will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.8           Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Pubco will prepare and file a Current Report or Reports on Form 8-K pursuant to the Exchange Act to report the execution and consummation of this Agreement, which shall be reviewed and subject to reasonable input by CCD or its counsel prior to the filing thereof.

6.9           Concerning the Exchange Agent.

(a)           The Exchange Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who purports to have been authorized on behalf of a party to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Exchange Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

(b)           The Exchange Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Exchange Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)           Each of the other parties hereto, jointly and severally, agree to indemnify, release, and hold the Exchange Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney's fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by Exchange Agent arising out of or related, directly or indirectly, to this Agreement and the Exchange Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Exchange Agent’s willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction.

(d)           In the event of any disagreement between or among the other parties hereto, or between any of them and any other person, resulting in adverse claims or demands being made to Exchange Agent in connection with the instruments or property held by the Exchange Agent hereunder (the “Deposited Property”), or in the event that the Exchange Agent, in good faith, be in doubt as to what action it should take hereunder, the Exchange Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Exchange Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Exchange Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Exchange Agent shall have been notified thereof in writing signed by all such persons. The Exchange Agent shall have the option, after thirty (30) days’ notice to the Members, CCD and Pubco of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Exchange Agent under this Section are cumulative of all other rights which it may have by law or otherwise.

(e)           In the event that the Exchange Agent shall be uncertain as to its duties or rights hereunder, the Exchange Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Deposited Property until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Deposited Property to a court of competent jurisdiction.

(f)           The Exchange Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Exchange Agent's obligations hereunder.

(g)           The Exchange Agent may resign at any time by giving thirty (30) days' prior written notice of such resignation to the other parties hereto. Upon providing such notice, the Exchange Agent shall have no further obligation hereunder except to hold the Deposited Property that it has received as of the date on which it provided the notice of resignation. In such event, the Exchange Agent shall not take any action until CCD and Pubco jointly designate an attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by CCD and Pubco, the Exchange Agent shall promptly deliver the Deposited Property, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Exchange Agent may deposit the Deposited Property and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor escrow agent. In either case provided for in this Section, the Exchange Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Deposited Property.

ARTICLE 7
CONDITIONS TO CLOSING

7.1           Conditions to Obligations of CCD, the Members and Direct Investors. The obligations of CCD, the Members and Direct Investors under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Pubco shall have delivered or caused to be delivered to CCD, the Members and Direct Investors (or, counsel to CCD, the Members and Direct Investors, as applicable), as more particularly set forth below, the following:

(i) this Agreement duly executed by Pubco;

(ii) a certificate of good standing for Pubco from the State of Nevada, dated not earlier than five (5) days prior to the Closing Date;

(iii) A true and complete list, prepared as of the most recent practicable date by Pubco’s transfer agent and registrar of the names and addresses of the record owners of all of the outstanding shares of Pubco Common Stock, together with the number of shares of Pubco Common Stock held by each record owner;

(iv) a certificate of the Secretary of Pubco, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Pubco executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation (including all certificates of designation, as amended) and By-Laws of Pubco, as in effect on and as of the Closing Date, (iii) a copy of the resolutions of the Board of Directors of Pubco authorizing and approving Pubco’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby and (iv) confirmation that Pubco has no outstanding shares of Preferred Stock;

(v) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by CCD’s representatives with respect to Pubco;

(vi) the Company Counsel shall deliver an opinion to CCD, dated as of the Closing, in form and substance reasonably acceptable to CCD;

(vii) lock up agreements with those individuals set forth in Schedule C to this Agreement, which lock-up agreements shall prohibit the sale of Pubco securities for a period of six months from the Closing Date;

(viii) a Registration Rights Agreement to be entered into among Pubco, the Members and Direct Investors;

(ix) such other documents as CCD and/or the Members or Direct Investors may reasonably request in connection with the transactions contemplated hereby; and

(x) a certificate, dated the Closing Date, of an officer of Pubco, certifying as to the compliance by Pubco with the conditions of Section 7.1(b) below.

(b)           Representations and Warranties to be True. The representations and warranties of Pubco herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Pubco shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)           No Liabilities. At the Closing, Pubco shall have no liabilities (contingent or otherwise) other than as set forth on Schedule 7.1(c).

(e) Outstanding Capital Stock. Effective at Closing, Pubco’s issued and outstanding capital shall be as set forth on Schedule 7.1(e), it being understood that the conversion of certain issued and outstanding shares of preferred stock into Pubco Common Stock, and the resulting elimination of such preferred stock as authorized capital of Pubco, shall be effective contemporaneous with, and is contingent upon, Closing.

(f) Employment Agreements. Pubco shall have entered into employment agreements with the individuals set forth on Schedule 7.1(e), which employment agreements shall be effective immediately following Closing.

(g) No Adverse Effect. The business and operations of Pubco will not have suffered any Material Adverse Effect.

7.2           Conditions to Obligations of Pubco. The obligations of Pubco under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, CCD and/or the Members or Direct Investors shall have delivered to Pubco the following:

(i)           this Agreement duly executed by CCD, the Member and the Direct Investor;

(ii)           resolutions duly adopted by the Managers of CCD authorizing and approving the execution, delivery and performance of this Agreement;

(iii)           a certificate of the Manager of CCD, dated as of the Closing Date, certifying as to (i) the incumbency of officers of CCD the Transaction Documents, (ii) a copy of the formation documents and operating agreement of CCD, as in effect on and as of the Closing Date, and (iii) a copy of the resolutions of the Managers of CCD authorizing and approving CCD’s execution, delivery and performance of the Transaction Documents to which it is a party, all matters in connection with the Transaction Documents, and the Transaction contemplated thereby;

(iv)           a certificate, dated the Closing Date, of a Manager of CCD, certifying as to the compliance by CCD with the conditions of Section 7.2(b) below applicable to it; and

(v)           all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and such other documents as Pubco may reasonably request in connection with the transactions contemplated hereby.

(b)           Representations and Warranties True and Correct. The representations and warranties of CCD, the Members and Direct Investors herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. CCD, the Members and Direct Investors shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Adverse Effect. The business, financial condition and operations of CCD will not have suffered any Material Adverse Effect.

ARTICLE 8
TERMINATION; SEC FILING

8.1           This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written agreement of Pubco and CCD;

(b)           by either Pubco or CCD if the Transaction shall not have been consummated for any reason by April 30, 2019; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)           by Pubco if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable; or

(d)           by CCD, upon a material breach of any representation, warranty, covenant or agreement on the part of Pubco set forth in this Agreement, or if any representation or warranty of Pubco shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

8.2           Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(d) or Section 8.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in Section 8.1, Section 8.2 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement.

8.3           Filing of Form 8-K. Pubco shall, in a timely and expeditious manner, but in no event later than four Business Days following Closing, prepare, with the cooperation of CCD, and file with the SEC a current report on Form 8-K (which shall be in a form satisfactory to CCD and Pubco, acting reasonably), together with any other documents required by applicable Laws in accordance with all applicable Laws on the date of filing thereof, in the form and containing the information required by all applicable Laws and not containing any misrepresentation (as defined under applicable securities Laws and requirements) with respect thereto, and Pubco shall, with the cooperation of CCD, promptly prepare and file with the SEC such amendments or supplements to the Form 8-K, if any, as may be required by the SEC or under applicable Laws. The parties acknowledge that from and after the filing of the Form 8-K, no Direct Investor shall be in possession of any material, nonpublic information received from Pubco, CCD or any of their respective officers, directors, employees or agents, with respect to the transactions contemplated hereby that is not disclosed in the Form 8-K. Neither Pubco nor CCD shall, and shall cause each of its officers, directors, employees and agents, not to, provide any Direct Investor with any such material, nonpublic information regarding Pubco, CCD or any of their direct or indirect subsidiaries from and after the filing of the Form 8-K without the express prior written consent of such Direct Investor.

ARTICLE 9
GENERAL PROVISIONS

9.1           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) upon delivery by email so long as an automated notice of delivery failure is not receive by the sender, or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)           if to CCD, to:                                     Charlie’s Chalk Dust LLC
1007 Brioso Drive
Costa Mesa, CA 92627
Attention: Brandon Stump
Email: brandon@charlieschalkdust.com

With a copy by email only to:           Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, NY 11581
Attention: Eliezer Drew, Esq.
Facsimile: (212) 697-3575
Email: eli@grushkomittman.com

(b) if to Members or Direct

Investors, to:  to the address set forth on Schedule A or Schedule B, as the case may be.

(c)           if to Pubco, to:                                  True Drink Holdings, Inc.
2 Park Plaza, Suite 1200
Irvine, CA 92614
Attention: Robert Van Boerum
Email: robert.vanboerum@truedrinks.com

With a copy by email only to:            Disclosure Law Group, APC
655 West Broadway, Suite 870
San Diego, CA, 92101
Attention: Daniel W. Rumsey, Esq.
Email: drumsey@disclosurelawgroup.com

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9.4           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by all parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

9.5           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder.

9.6           No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as provided for the Exchange Agent as set out in this Agreement.

9.7           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, members, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.8           Execution; Manner of Delivery. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature to this Agreement or other Transaction Document is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

9.9           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

9.10           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

9.11           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

9.12           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

9.13           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PUBCO:

TRUE DRINK HOLDINGS, INC.
a Nevada corporation

By:
Name: Robert Van Boerum
Title: Chief Executive Officer

CCD:

CHARLIE’S CHALK DUST, LLC,
a Delaware limited liability company

By:
Name: Brandon Stump Title: CEO

CLASS B MEMBERS:

By executing this Agreement below, each of the Class B Members, in addition to each of the agreements of such Class B Members as set forth in this Agreement, jointly and severally, make, to the Best Knowledge of the undersigned, each of the representations and warranties of CCD as set forth in Article 2 of this Agreement as if the same were set forth hereunder. The representations of each of the Class B Members as set forth herein shall terminate and be of no further force and effect one year from the Closing Date.

Buckeye Tree Collective LLC                                                                                                  Spire Consulting LLC

By: _________________________                                                                                         By: ______________________
Name: Brandon Stump                                                                                                             Name: Ryan Stump
Title: Manager                                                                                                                          Title: Manager

[Signature Pages Continue]

In Witness Whereof, the undersigned Class A Member of the Company has executed this Agreement on the date first written above.

___________________________
Signature

___________________________
Print Name

___________________________
Print Title

In Witness Whereof, each Direct Investor have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

Name of Direct Investor:

Signature of Authorized Signatory of Purchaser:

Joint Signature of Authorized Signatory of Direct Investor, if applicable:

Name(s) of Authorized Signatory:

Title of Authorized Signatory: _____________________________________

Email Address of Authorized Signatory:

Address for Notice to Direct Investor:

Social Security/EIN Number(s):

Election for book-entry Issuable Securities: ______ [check for book-entry shares]

Election for physical delivery of a Issuable Securities certificates: ______ [check for physical stock certificate]

Subscription Amount: $ ______________________

No. of Shares of Common Stock: ______________________

No. of Shares Series A Preferred: ______________________

No. of Warrant Shares: ______________________

ANNEX A
Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined in Regulation D, Rule 501 under the Act which definition is set forth below:

1. A natural person whose net worth, or joint net worth with spouse, at the time of purchase exceeds $1 million (excluding principal residence); or

2. A natural person whose individual gross income exceeded $200,000 or whose joint income with that person’s spouse exceeded $300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3. A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person described in Regulation D; or

4. A director or executive officer of the Company; or

5. The investor is an entity, all of the owners of which are accredited investors; or

6. (a) bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance Company as defined in Section 2(13) of the Act, (d) an investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of $5 million, (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974, and the employee benefit plan has assets in excess of $5 million, or the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan institution, insurance Company, or registered investment advisor, or, if a self-directed plan, with an investment decisions made solely by persons that are accredited investors, (h) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (i) an organization described in Section 501(c)(3) of the Internal Revenue code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5 million.